Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Brandy Bergman/Carrie Bloom
Citigate Sard Verbinnen
212/687-8080

NEW VALLEY CORPORATION TO SELL OFFICE BUILDINGS FOR $71.5 MILLION

     MIAMI, FL, December 27, 2004 — New Valley Corporation (NASDAQ: NVAL) announced today that it has signed a definitive agreement to sell the 100 and 150 College Road West office buildings in Princeton, N.J. for a total purchase price of $71.5 million. The two buildings, which are being sold to an entity advised by Falcon Real Estate Investment Company, L.P., have approximately 225,000 square feet of rentable area. The closing, which is subject to customary conditions, is currently scheduled to occur in February 2005.

     New Valley is currently engaged in the real estate business and is seeking to acquire additional operating companies and real estate properties. New Valley has a 50% ownership interest in Douglas Elliman Realty, LLC, which operates the largest residential real estate brokerage company in the New York metropolitan area. Additional information concerning the company is available on the company’s website, www.newvalley.com.

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